UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  August 27, 2024

Freshpet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1545 US-206 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  201 520-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 27, 2024, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of Freshpet, Inc., a Delaware corporation (the “Company”) adopted the Freshpet, Inc. Key Executive Severance Plan (the “Plan”), effective on the same date.  The Plan was developed in consultation with the Committee’s independent compensation consultant and the advice of counsel, and is intended to provide a standardized framework for severance arrangements that will promote the retention of key officer and employees and provide added protection for the Company’s intellectual property.
The Plan formalizes the Company’s severance practices for the Company’s executive officers and other senior employees (each, an “Executive” and, collectively, the “Executives”), including without limitation all of the Company’s “named executive officers,” and is adopted to replace existing employment agreements and standardize the Company’s practices in lieu of entering into new employment agreements in the future.  Executives covered by the Plan generally will be eligible to receive severance benefits in the event of a termination by the Company without “cause” or by the Executive for “good reason” (as those terms are defined in the Plan), provided they agree to customary terms including non-competition and non-solicitation provisions.
Pursuant to the Plan, each Executive has entered into or will enter into a letter agreement (as applicable, each, a “Letter Agreement”), substantially similar to the form attached as Exhibit 10.2 to this Current Report on Form 8-K, and the Company’s Chief Executive Officer, William B. Cyr, has entered into the Letter Agreement in the form attached as Exhibit 10.3 to this Current Report on Form 8-K.
Under the Plan and corresponding Letter Agreements, in the event of a termination by the Company without cause or by the Executive for good reason prior to, or more than 24 months following, a Change in Control (which is defined in the Plan as having the same definition as such term has in our Second Amended and Restated 2014 Omnibus Incentive Plan or its successor (the “Equity Plan”)), the severance benefits for the Executive shall generally consist of the following:

•
cash severance in an aggregate amount equal to one and one-half times the sum of the Executive’s base salary and target bonus paid in equal installments over 18 months (or, for Mr. Cyr, monthly payments equal to the product of one and one-half times his base salary and target bonus divided by 12 (the “Monthly Payment Amount”) for a period of 18 months);

•	reimbursement for continued participation in the Company’s health insurance plan under COBRA for 18 months; and

•	a lump sum cash payment of $25,000 to cover outplacement services.

Under the Plan, in the event of a termination by the Company without cause or by the Executive for good reason, in each case upon, or within 24 months following, a Change in Control or if requested by the acquiror in connection with a Change in Control, the severance benefits for the Executive shall instead consist of the following:

•
cash severance in an amount representing the sum of the Executive’s base salary and target bonus, multiplied by the following multiples: two and one-half times for Scott Morris and Cathal Walsh and two times for Todd Cunfer and Thembeka Machaba, each of which such amounts will be paid in a lump sum (Mr. Cyr would instead receive a lump sum payment equal to six times the Monthly Payment Amount, as well as continued Monthly Payment Amounts for 18 additional months);

•	a lump sum cash payment equal to the aggregate reimbursements that would be provided to the Executive for continued health coverage under COBRA as described above; and

•	the same outplacement payment as described above.
Payments and benefits under the Plan are designed to comply with Section 409A of the Internal Revenue Code (the “Code”).  In addition, if any payment under the Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, the payments will be reduced to the minimum extent necessary so that no portion of any payment or benefit will constitute an excess parachute payment, provided however, that the reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision, or any other tax).  Any equity awards held by an Executive will be treated as set forth in the Equity Plan and any applicable individual award agreement.
The Committee has the right, in its sole discretion, to amend the Plan or to terminate it prospectively, except that (i) the Company may not decrease the benefits of any current Executive entering into a Letter Agreement without the Executive’s consent; (ii) no amendment may cause the discontinuation of severance benefits being paid at the time of amendment, and (iii) within the six months prior to, and 24 months following, a Change in Control, the Plan generally may not be terminated, amended or modified (except as required by law or as not adverse to any participant in the Plan).
Each Letter Agreement contains the following restrictive covenants: (i) noncompetition covenant and non-solicitation of employees and customers covenant, each applicable during employment and for 12 months thereafter (or 24 months thereafter for Messrs. Cyr, Cunfer and certain other Executives) and (ii) perpetual confidentiality covenant.  In order to receive benefits, each Executive must an effective general release of claims in favor of the Company and its affiliates.
The foregoing summary is qualified in its entirety by reference to the Freshpet, Inc. Key Executive Severance Plan filed as Exhibit 10.1 to this Current Report on Form 8-K, as well as the Form Participation Letter for Key Executive Severance Plan and Cyr Participation Letter for Key Executive Severance Plan, attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number
10.1	Freshpet, Inc. Key Executive Severance Plan
10.2	Form Participation Letter for Key Executive Severance Plan
10.3	Cyr Participation Letter for Key Executive Severance Plan
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: August 30, 2024	By:	/s/ Todd Cunfer
Name: Todd Cunfer
Title: Chief Financial Officer